As filed with the Securities and Exchange Commission on August 8, 2001

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

JMAR TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	3559 (Primary Standard Industrial Classification Code Number)	68-0131180 (I.R.S. Employer Identification Number)

5800 Armada Drive
Carlsbad, CA 92008
(760) 602-3292

(Address including zip code and telephone number, including area code of Registrant’s principal executive offices and principal place of business)

Joseph G. Martinez, Esq.
General Counsel
5800 Armada Drive
Carlsbad, CA 92008
(760) 602-3292

(Name, address, including zip code and telephone number, including area code, of agent for service)
__________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is being filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering: [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [   ]

Calculation of Registration Fee

		Proposed
	Amount to be	Maximum Aggregate	Amount of
Title of Each Class of Securities to be Registered	Registered	Offering Price (1)	Registration Fee (2)

Common Stock, par value $0.01 per share, Preferred Stock, par value $0.01 per share, Debt Securities, Warrants, Rights and Units (3)(4)	$25,000,000	$25,000,000	$6,250

(1)	Estimated solely for purposes of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.

(2)	Amount calculated pursuant to Section 6(b) under the Securities Act.

(3)	This registration statement also covers such indeterminate number of securities that may be issued upon exchange for, or upon conversion of, as the case may be, the securities registered hereunder.

(4)	Each share of Common Stock, $0.01 par value per share, includes a right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock pursuant to the Registrant’s Shareholder Rights Plan.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREUNDER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8 (A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS (SUBJECT TO COMPLETION, DATED AUGUST 8, 2001)

$25,000,000
JMAR TECHNOLOGIES, INC.
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

     We may offer and sell from time to time in one or more classes or series and in amounts, at prices and on the terms that we will determine at the time of offering, with an aggregate initial offering price of up to $25,000,000:

•	shares of common stock;

•	shares of preferred stock;

•	debt securities, which may consist of debentures, notes or other types of debt;

•	warrants to purchase common stock, preferred stock or debt securities;

•	rights to purchase shares of common stock; and

•	units consisting of two or more of the foregoing.

     Our common stock is traded on the NASDAQ National Market under the symbol JMAR. On August 7, 2001, the closing sale price for the common stock as reported on the NASDAQ National Market was $3.55 per share.

     You should read this prospectus and the prospectus supplement or term sheet carefully before you invest. The prospectus supplement or term sheet for each offering of securities will describe in more detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” on page 15.

SEE “RISK FACTORS” BEGINNING ON PAGE 5 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No person has been authorized by us to give any information or to make any representations about the offering of common stock made by this prospectus other than the information and representations contained in this prospectus. Accordingly, you should not rely on information outside of this prospectus. This prospectus is not an offer to sell or buy any security other than the common stock offered by this prospectus; it is not an offer to sell or buy securities in any jurisdiction in which such offer is not qualified; and it is not an offer to buy or sell securities to any person to whom such offer would be unlawful. The information in this prospectus is current as of the date of this prospectus. Your receipt of this prospectus does not mean that there has been no change in the affairs of JMAR Technologies, Inc. since the date of this prospectus or that the documents which are incorporated by reference in this prospectus are correct as of any date after the date of such documents.

The date of this prospectus is _______, 2001

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
JMAR TECHNOLOGIES, INC.
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
THE SECURITIES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
PLAN OF DISTRIBUTION
EXPERTS
LEGAL MATTERS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
ITEM 16. EXHIBITS
ITEM 17. UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT 4.3

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have subsequently changed.

     Whenever we refer to “JMAR,” “we,” “our” or “us” in this prospectus, we mean JMAR Technologies, Inc. and its consolidated subsidiaries, unless the context suggests otherwise. When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.

ABOUT THIS PROSPECTUS

     This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to $25,000,000 of any of the following securities, either separately or in units: common stock, preferred stock, debt securities, warrants and rights. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement or term sheet that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add to, update or change information contained in the prospectus.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Rooms in Washington, D.C., New York, New York and Chicago, Illinois. The Public Reference Room in Washington D.C. is located at 450 Fifth Street, N.W. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Information concerning us is also available for inspection at the offices of the Nasdaq National Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until the termination of the offering:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

•	The description of our common stock contained in our registration statement on Form 8-A, filed on April 3, 1990, including any amendment or report filed for the purpose of updating the description; and

•	The description of our Preferred Share Purchase Rights contained in our registration statement on Form 8-A filed on March 8, 1999.

     This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us and our common stock. You may request a copy of these filings at no cost. Please direct your requests to:

JMAR Technologies, Inc. 5800 Armada Drive Carlsbad, California 92008 Attention: Dennis Valentine (760) 602-3292

FORWARD-LOOKING STATEMENTS

     This prospectus contains and incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks, uncertainties and assumptions about us. You can identify these forward-looking statements by forward-looking words such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions in this prospectus.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

JMAR TECHNOLOGIES, INC.

     Founded in 1987, we are a San Diego, California-based semiconductor industry-focused company. We provide a full range of measurement and inspection systems for high-precision, sub-micron manufacturing applications and are a leading developer of proprietary advanced laser and X-ray light sources for high-value microelectronics manufacturing and metrology applications. We also have adapted some of our key semiconductor manufacturing technology to the biochip manufacturing industry. In addition, we are a provider of custom and standard high performance semiconductors for the broad electronics market. Our two business segments, both located in Southern California, are as follows:

     MICROELECTRONICS EQUIPMENT — This segment includes the operations of JMAR Precision Systems, Inc. and JMAR Research, Inc. We manufacture state-of-the-art precision measurement, motion control and light-based manufacturing systems for the microelectronics industry, including high-performance laser-light based precision systems for repairing defective semiconductors and fabricating advanced biomedical products. We conceive and create leading-edge microelectronics manufacturing systems based on our patented X-ray and other advanced light sources for higher-performance semiconductor manufacturing and inspection.

     SEMICONDUCTOR PRODUCTS AND PROCESSES — JMAR Semiconductor, Inc. is a “fabless” supplier of semiconductors using advanced software design tools and established semiconductor manufacturing facilities (foundries) throughout the world, focusing on the development and delivery of high performance custom and standard microcircuits for the telecommunications, commercial and military marketplaces with emphasis on broadband telecommunications applications. JMAR Semiconductor also provides high value technology services related to semiconductor fabrication and production processes.

     We maintain our executive offices at 5800 Armada Drive, Carlsbad, California 92008 and our telephone number is (760) 602-3292.

RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW, TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS COULD BE HARMED. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

•	OUR CASH REQUIREMENTS ARE SIGNIFICANT AND IF WE DO NOT GENERATE SUFFICIENT FUNDS FROM OPERATIONS OR OBTAIN ADDITIONAL FINANCING WE MAY BE UNABLE TO CONTINUE OUR PRESENT PRODUCT DEVELOPMENT ACTIVITIES OR PURSUE OUR PRESENT ACQUISITION STRATEGIES.

     Our cash requirements have been and will continue to be significant. Our cash used in operating activities for the years ended December 31, 1999 and 2000 and for the three months ended March 31, 2001 was $2,367,011, $2,369,276 and $488,523, respectively. These negative cash flows are primarily related to recent operating losses and increases in current assets, primarily accounts receivable and inventories. To the extent we require additional financing, in connection with our product development activities or for acquisitions or otherwise, we cannot assure you that such future financings will be available to us on acceptable terms. For the years ended December 31, 1999 and 2000, we incurred net losses of $2,248,994 and $1,224,765, respectively. For the three months ended March 31, 2001, we incurred a net loss of $994,441. Further losses would consume additional cash and could cause us to require additional financing to sustain our planned levels of product development and acquisition strategies.

•	OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY. AS A RESULT, WE MAY FAIL TO MEET OR EXCEED THE EXPECTATIONS OF SECURITIES ANALYSTS AND INVESTORS, WHICH COULD CAUSE OUR STOCK PRICE TO DECLINE.

     Our quarterly revenues and operating results have fluctuated in the past and may continue to vary from quarter to quarter due to a number of factors, many of which are not within our control. If our operating results do not meet the expectations of securities analysts or investors, our stock price may decline. Fluctuations in our operating results may be due to a number of factors, including the following:

• the volume of our product sales and pricing concessions on volume sales;

• the timing, rescheduling or cancellation of significant customer orders;

• the gain or loss of a key customer;

• silicon wafer pricing and the availability of foundry and assembly capacity and raw materials;

• our ability to specify, develop, complete, introduce, market and transition to volume production new products and technologies in a timely manner;

• the rate at which our present and future customers and end users adopt our technologies and products in our target markets;

• our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities and at the compensation levels that we need to implement our business and product plans;

• changes in our product or customer mix;

• the level of orders received that we can ship in a fiscal quarter;

• economic and market conditions in the semiconductor product and semiconductor equipment industries; and

• general economic and market conditions.

•	IF WE ARE UNSUCCESSFUL IN ACHIEVING MARKET ACCEPTANCE OF OUR NEW PRODUCTS, OUR BUSINESS MAY SUFFER.

     The markets for certain of our existing products may be saturated. We cannot assure you that we will achieve greater penetration in such markets. Achieving market acceptance for our new and proposed products requires substantial marketing and sales efforts and the expenditure of significant funds to create customer awareness of and demand for our products. We cannot assure you that recent or future additions to our product lines will achieve significant market acceptance or result in significantly increased levels of revenues.

•	IF OUR PRODUCT DEVELOPMENT PROGRAMS ARE NOT SUCCESSFUL, IT COULD HARM OUR BUSINESS.

     The development of sophisticated laser systems, microelectronics manufacturing products and semiconductor chips is a lengthy and capital intensive process and is subject to unforeseen risks, delays, problems and costs. We cannot assure you that we will be able to successfully develop any additional products or enhance our existing products, or that unanticipated technical or other problems will not occur which would result in delays in our development program.

     Our x-ray source development program, intended to produce x-ray sources for semiconductor lithography and for semiconductor inspection and related processes, has been a technologically challenging effort which has taken several years to achieve its current results. Additional efforts are ongoing to increase the x-ray power output of our x-ray sources to meet commercially viable requirements. Although we believe we will resolve these challenges, the failure to do so within the time demanded by potential customers could have a material adverse impact on the success of our efforts to manufacture and sell our x-ray source equipment.

     Our efforts to design, fabricate and sell our new semiconductor products are dependent upon our ability to identify opportunities for new semiconductor designs, retain a sufficient number of design engineers, successfully integrate our designs with the manufacturing processes of the semiconductor foundries we use, and obtain sufficient production capacity for our chips. The failure to successfully sell our newly introduced semiconductor products and to develop, introduce and sell our planned future semiconductor products would have an adverse impact on us.

•	WE DEPEND ON THIRD PARTIES FOR MANUFACTURING OUR SEMICONDUCTOR CHIP PRODUCTS AND OUR SEMICONDUCTOR BUSINESS WILL BE ADVERSELY AFFECTED IF THE MANUFACTURE OF OUR CHIPS IS INTERRUPTED OR DISCONTINUED.

     Our semiconductor manufacturing subsidiary, JMAR Semiconductor, Inc., is a “fabless” semiconductor operation, meaning that it contracts out the manufacture of the chips it designs and sells. The demand for outside semiconductor fabrication is great. Although JMAR Semiconductor currently has established arrangements with certain manufacturers for its initial requirements, we cannot assure you that our requirements will be met beyond the next several years. The failure to maintain satisfactory arrangements with semiconductor fabrication facilities at a reasonable cost will adversely impact the timing of our future semiconductor product introductions and would have an adverse impact on our business.

•	WE DEPEND ON THIRD PARTY SUPPLIERS OF VARIOUS COMPONENTS FOR OUR EQUIPMENT BUSINESSES AND OUR BUSINESS WILL BE HARMED IF THE SUPPLY OF KEY COMPONENTS IS INTERRUPTED OR DISCONTINUED.

     Our equipment businesses, JMAR Precision Systems, Inc. and JMAR Research, Inc., are dependent on third party suppliers for components used in the development and manufacture of our products. If certain key components are delayed or unavailable, we might have to reengineer our products, resulting in delays and increased costs, or we may have to pay other suppliers more to obtain those components, which could adversely affect our business.

•	THE SUCCESS OF OUR BUSINESS IS DEPENDENT ON OUR ABILITY TO COMPETE EFFECTIVELY, PARTICULARLY AGAINST LARGER, MORE ESTABLISHED COMPANIES WITH GREATER RESOURCES.

     The markets for our products are highly competitive and are characterized by rapid technological change and evolving industry standards. Development by others of new or improved products, processes or technologies may make our products obsolete or less competitive. Our ability to compete is dependent on our ability to continually enhance and improve our products and to successfully develop and market new products. Many of our competitors have greater financial, managerial and technical resources than we have. We cannot assure you that we will successfully differentiate ourselves from our competitors, that the market will consider our products to be superior to our competitors’ products or that we will be able to adapt to evolving markets and technologies, develop new products or achieve and maintain technological advantages.

•	WE RELY ON FUNDING FROM THE U.S. DEPARTMENT OF DEFENSE FOR A SIGNIFICANT PORTION OF OUR RESEARCH AND DEVELOPMENT ACTIVITIES AND WOULD BE ADVERSELY AFFECTED IF THOSE FUNDS WERE CURTAILED IN THE NEAR FUTURE.

     Certain of our research and development activities are dependent on Government sponsorship, particularly by the U.S. Department of Defense. The DOD’s overall budget, and our participation therein, are subject to reduction based upon a number of factors, including general budgetary constraints, shifting priorities of the specific governmental agency which sponsors the funding and our own performance under our contracts with the Government. We cannot assure you that we will continue to receive funding from Government sources at similar levels in the future.

•	IF WE LOSE KEY PERSONNEL OR ARE UNABLE TO ATTRACT AND RETAIN ADDITIONAL, HIGHLY SKILLED PERSONNEL REQUIRED FOR THE EXPANSION OF OUR ACTIVITIES, OUR BUSINESS WILL SUFFER.

     Our success is substantially dependent on the efforts of certain key personnel. The loss of such key personnel could adversely affect our business and prospects. In such event, we cannot assure you that we would be able to employ qualified persons on terms favorable to us. In seeking and retaining qualified personnel, we are required to compete with companies having greater financial and other resources than we have. Since our future success is dependent upon our ability to retain or attract qualified personnel, our failure to do so could have an adverse impact on our business.

•	CERTAIN OF OUR BUSINESS AREAS ARE SUBJECT TO GOVERNMENT REGULATIONS, AND IF WE FAIL TO COMPLY WITH THOSE REGULATIONS, THOSE BUSINESS AREAS MAY SUFFER.

     Our X-ray lithography program conducted by our JMAR Research division has been funded primarily by government contracts from the Defense Advanced Research Projects Agency and our JMAR Semiconductor division has received other government funding in the past and may receive similar funding in the future. These businesses are subject to various government regulations in connection with their government R&D contract work. In addition, these portions of our business are subject to audit by the U.S. Government of the costs incurred under U.S. Government contracts and to safety audits by various U.S. Government agencies. Our failure to comply with these government regulations could jeopardize existing and future funding.

•	WE RELY IN PART ON FOREIGN SALES AND THAT PART OF OUR BUSINESS COULD BE HARMED BY ECONOMIC AND POLITICAL INSTABILITY, FLUCTUATIONS IN FOREIGN CURRENCY, CHANGES IN IMPORT/EXPORT REGULATIONS AND DUTIES AND OTHER TRADE RESTRICTIONS.

     We derive a portion of our revenues from shipments to foreign markets. Revenues from shipments to foreign markets were $7,955,543, $2,813,687 and $1,382,453 for the years ended December 31, 1998, 1999 and 2000, respectively. Although we denominate our foreign shipments in U.S. dollars, we are subject to various risks inherent in foreign trade, including economic or political instability, shipping delays, fluctuations in foreign currency rates, custom duties and import quotas and other trade restrictions, all of which could have a significant impact on our ability to deliver our products on a timely and competitive basis. As of July 31, 2001, we owned 545,500 shares of capital stock of Bede Scientific Instruments, Ltd. (“Bede”). Since its initial placement in November, 2000, the Bede shares have been traded on the London Stock Exchange. To date, the low and high prices of Bede shares has been 1.10 British pounds and 2.25 British pounds. Our Bede investment is subject to foreign exchange risk because it is valued in foreign currency (British pounds) and changes in the foreign exchange rate will result in changes in the dollar-denominated value of Bede investments on our consolidated financial statements. As of July 31, 2001, the potential change in fair value of the Bede investment assuming a 10% unfavorable change in the underlying foreign exchange rates would be a reduction in the unrealized gain of approximately $114,000. Reductions in value of the Bede investment are reflected on our Consolidated Balance sheet as reductions in a current asset and stockholders’ equity, and, when realized, as a reduction in the unrealized gain, unless the value of the Bede investment declines below our basis of $35,520, at which time the maximum loss to us would be $35,520. The actual gains or losses from these transactions are reflected in our Statement of Operations when realized.

•	ASSERTING, DEFENDING AND MAINTAINING INTELLECTUAL PROPERTY RIGHTS IS DIFFICULT AND COSTLY AND THE FAILURE TO DO SO COULD HARM OUR ABILITY TO COMPETE AND THE RESULTS OF OUR OPERATIONS.

     We rely, to a significant extent, on patents, trade secrets and confidentiality agreements to protect our proprietary technology. We cannot assure you as to the breadth or degree of protection which existing or future patents, if any, may afford us, or that patents will not be circumvented or invalidated, or that our products do not and will not infringe on patents or violate proprietary rights of others. In the event a patent infringement claim is asserted against us, or we are required to enforce our rights under an issued patent, the cost of such actions may be very high, whether or not we are successful. While we are unable to predict what such costs, if any, will be if we are obligated to pursue patent litigation, our ability to fund our operations and to pursue our business goals may be substantially impaired.

•	IF OUR OUTSTANDING OPTIONS AND WARRANTS ARE EXERCISED IT WILL RESULT IN DILUTION.

     As of August 1, 2001, we had outstanding 22,252,066 shares of common stock, substantially all of which are freely tradable without restriction or further registration under the Securities Act. Affiliates may sell the shares they own pursuant to Rule 144, subject to certain notice filing and volume limitations.

     As of June 1, 2001, there were 3,485,403 shares of common stock subject to issuance upon exercise of outstanding options and warrants. To the extent that outstanding options and warrants are exercised prior to their expiration dates, additional equity investment funds will be paid into us at the expense of dilution to the interests of our stockholders. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of outstanding options and warrants and other securities can be expected to exercise or convert them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in such securities. The exercise of our outstanding warrants and options and sale of the shares issued upon exercise could adversely affect the market price of our common stock.

•	IF PRODUCT LIABILITY CLAIMS ARE BROUGHT WHICH EXCEED OUR LIABILITY INSURANCE LIMITS OUR BUSINESS WOULD BE HARMED.

     We may be exposed to potential product liability claims arising out of the use of our products. Although we currently maintain product liability insurance, we cannot assure you that such insurance will be sufficient to cover potential claims or that the present level of coverage will be available in the future at a reasonable cost. A partially or completely uninsured successful claim against us could have a material adverse affect on our business.

•	WE DO NOT PRESENTLY INTEND TO PAY CASH DIVIDENDS TO OUR SHAREHOLDERS.

     We have never paid cash dividends and intend, for the foreseeable future, to retain our earnings, if any, to finance our business. Future dividend policy will depend on our earnings, capital requirements, financial condition, debt covenants and other factors considered relevant by our Board of Directors.

•	OUR ABILITY TO USE OUR ENTIRE NET OPERATING LOSS CARRYFORWARD IS LIMITED BY PRIOR CHANGES IN OWNERSHIP AND MAY BE FURTHER LIMITED IN THE FUTURE.

     Realization of future tax benefits from utilization of our net operating loss carryforwards for income tax purposes is limited by changes in ownership in 1990, 1992 and 1993. In addition, the net operating losses of acquired companies are also subject to separate change of ownership limitations.

•	IF WE ISSUE SHARES OF PREFERRED STOCK WITH GREATER RIGHTS THAN THE COMMON STOCK, IT COULD RESULT IN THE DECREASE IN MARKET PRICE OF THE COMMON STOCK AND COULD DELAY OR PREVENT A CHANGE IN CONTROL OF US.

     Our Board of Directors is authorized to issue up to 5,000,000 shares of preferred stock, of which no shares are currently outstanding. Our Board of Directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. The issuance of any shares of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock. Holders of preferred stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. The issuance of preferred stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

•	OUR BUSINESS MAY BE HARMED BY THE CALIFORNIA ELECTRICAL POWER CRISIS

     A significant portion of our customer base and operations are located in the State of California, which is in the midst of an energy crisis that could disrupt our operations and increase our expenses. In the event of an acute power shortage, that is, when power reserves for the State of California fall below 1.5%, California has on some occasions implemented, and may in the future continue to implement, rolling blackouts throughout California. If blackouts interrupt our power supply, we could be temporarily unable to continue operations at our California facilities. In addition, concerns exist that the California energy crisis could lead to worsening of economic conditions in California which could affect our customers in California. Power shortages in California have also caused the wholesale price of electricity to increase, which will likely cause our operating expenses for our California facilities to increase. Accordingly, the California energy situation could adversely affect our business and results of operations.

USE OF PROCEEDS

     Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including product development expense, capital expenditures, acquisitions of products, technology and businesses, repayment of existing indebtedness, and to meet working capital needs. Pending such applications, we will invest the net proceeds in interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

     Our ratio of earnings to fixed charges for each of the periods indicated are as follows:

	Three Months Ended	Year Ended December 31,
	March 31,
	2001	2000	1999	1998	1997	1996

Ratio of earnings to fixed charges	—	—	—	4.51x	9.61x	3.50x

     For the years ended December 31, 1999 and 2000, our earnings were insufficient to cover fixed charges by $1,971,684 and $1,046,689, respectively. For the three months ended March 31, 2001, our earnings were insufficient to cover fixed charges by $970,529. We compute the ratio of earnings to fixed charges by dividing earnings, which includes income before taxes and fixed charges, by fixed charges. Fixed charges consist of interest expense, including capitalized interest, amortized discounts related to indebtedness and that portion of rent expenses deemed to be interest.

     To date, we have not issued any shares of preferred stock. Therefore, the ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

THE SECURITIES

     We intend to sell our securities from time to time. These securities may include the following, in each case as specified by us at the time of offering: (1) common stock, (2) preferred stock (3) debt securities, comprising senior debt securities and subordinated debt securities, each of which may be convertible into common stock, (4) warrants to purchase debt securities, common stock, preferred stock, (5) rights to purchase shares of common stock, and (6) units representing any combination of the foregoing securities.

     We will offer the securities to the public on terms determined by market conditions at the time of sale and set forth in a prospectus supplement or term sheet relating to the specific issue of securities. We will offer the securities described in this prospectus either separately or together in one or more series of up to $25,000,000 aggregate public offering price, as shall be designated by us at the time of the offering.

DESCRIPTION OF COMMON STOCK

     Our authorized capital stock presently consists of 40,000,000 shares of common stock, $.01 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share. As of August 1, 2001, there were 22,252,066 shares of common stock and no shares of preferred stock issued and outstanding. As of August 1, 2001, there were approximately 11,220 record holders of our common stock.

     The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any then-outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then-outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and non-assessable.

     Computershare Trust Company, Inc. acts as transfer agent and registrar for our common stock.

Shareholder Rights Plan

     Each share of common stock has associated with it one right to purchase one one-thousandth of a share of our Series A Junior Participating Preferred Stock for $25.00, subject to adjustment. The terms of the rights are set forth in a Rights Agreement dated as of February 12, 1999, between us and Computershare Trust Company, Inc., as Rights Agent. Prior to the occurrence of certain specified future events, the rights are not exercisable and will not be represented by separate certificates and will be transferable with and only with the associated common stock.

     Pursuant to the Rights Agreement, in the event that, among other things, a third party acquires beneficial ownership of 15% or more of the outstanding shares of the common stock, each holder of rights will be entitled to purchase securities of us or of an acquiring company having a market value equal to two times the purchase price thereof. In addition, rights held by an Acquiring Person (as defined in the Rights Agreement) will become null and void, nontransferable and nonexercisable.

     Subject to certain limitations, we may redeem the rights in whole, but not in part, at a price of $0.0001 per right. We may also exchange one share of common stock for each right. The rights will expire on February 12, 2009, unless earlier redeemed or exchanged by us.

     Our Rights Plan may have the effect of discouraging unsolicited takeover attempts. The foregoing summary of certain terms of the rights does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Rights Agreement, a copy of which is on file with the Securities and Exchange Commission.

Delaware Anti-takeover Law and Charter Provisions

     We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of the corporation’s voting stock.

     The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Limitation on Director’s Liability

     Our certificate of incorporation limits the liability of our directors or stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by Delaware law. Specifically, our directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of Delaware law or (iv) for any transaction from which the director derived an improper personal benefit.

     The inclusion of this provision in our certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

DESCRIPTION OF PREFERRED STOCK

     Our certificate of incorporation authorizes us to issue up to 5,000,000 shares of preferred stock in one or more series. As of June 30, 2001, we did not have any outstanding shares of preferred stock or options to purchase preferred stock. Our Board of Directors, however, has the authority without shareholder consent, subject to certain limitations imposed by law or our bylaws, to issue one or more series of preferred stock at any time. The rights, preferences and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. A prospectus supplement relating to each such series will specify the terms of the preferred stock as determined by our board of directors, including the following:

• the number of shares in any series;

• the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock;

• the dividend rate and whether dividends on that series of preferred stock will be cumulative, non-cumulative or partially cumulative;

• the voting rights of that series of preferred stock, if any;

• any conversion provisions applicable to that series of preferred stock;

• any redemption or sinking fund provisions applicable to that series of preferred stock;

• the liquidation preferences per share of that series of preferred stock, if any; and

• the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

     We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the related prospectus supplement will not be complete. You should refer to the certificate of designation for complete information. The prospectus supplement will also contain a description of certain U.S. federal income tax consequences relating to the preferred stock.

     Although it has no present intention to do so, our Board of Directors, without stockholder approval, may issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock. If we issue preferred stock, it may have the effect of delaying, deferring or preventing a change of control.

DESCRIPTION OF DEBT SECURITIES

     If offered under this Prospectus, debt securities will be issued pursuant to an indenture into which we and a qualified trustee to be specified in an applicable prospectus supplement or term sheet will enter.

     The indenture will fix the terms of such debt securities, including:

• the aggregate principal amount of such debt securities and whether there is any limit upon the aggregate principal amount of such debt securities that may be subsequently issued;

• the date on which such debt securities will mature;

• the principal amount payable with respect to such debt securities whether at maturity or upon earlier acceleration, and whether such principal amount will be determined with reference to an index, formula or other method;

• the rate or rates per annum (which may be fixed or variable) at which such debt securities will bear interest, if any;

• the dates on which such interest, if any, will be payable;

• the provisions for redemption of such debt securities, if any, the redemption price and any remarketing arrangements relating thereto;

• the sinking fund requirements, if any, with respect to such debt securities;

• whether such debt securities are denominated or provide for payment in U.S. dollars or a foreign currency or units of two or more of such foreign currencies;

• the form (registered or bearer or both) in which such debt securities may be issued and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of such debt securities in either form;

• whether and under what circumstances we must pay additional amounts in respect of such debt securities held by a person who is not a U.S. person (as defined in the prospectus supplement or term sheet, as applicable) in respect of specified taxes, assessments or other governmental charges and whether we have the option to redeem the affected debt securities rather than pay such additional amounts;

• whether such debt securities are to be issued in global form;

• the title of the debt securities and the series of which such debt securities shall be a part;

• the denominations of such debt securities;

• whether, and the terms and conditions relating to when, we may satisfy certain of our obligations with respect to such debt securities with regard to payment upon maturity, or any redemption or required repurchase or in connection with any exchange provisions by delivering to the holders thereof securities or a combination of cash, other securities and/or property;

• the terms of the debt securities with respect to the events of default set forth in the indenture;

• the terms, if any, upon which the debt securities may be convertible into our common stock, preferred stock or depository shares and the terms and conditions upon which such conversion will be effected, including the initial conversion price or rate, and the conversion period;

• whether, and the terms and conditions relating to when, the debt securities may be transferred separately from warrants when such debt securities and warrants are issued together; and

• any other terms of the debt securities.

     Reference is made to the prospectus supplement for the terms of the debt securities being offered thereby, including whether such debt securities are senior debt securities or subordinated debt securities. We may deliver to purchasers of securities a term sheet instead of a prospectus supplement. This prospectus may be delivered prior to or concurrently with a term sheet.

     Prospective purchasers of debt securities should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as debt securities. The prospectus supplement or term sheet relating to any issue of debt securities will describe any such considerations.

     The debt securities will be issued, to the extent provided in the prospectus supplement or term sheet, in fully registered form without coupons, and/or in bearer form with or without coupons, and in denominations set forth in the prospectus supplement or term sheet. No service charge will be paid for any registration or transfer of registered debt securities or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection therewith. The indenture will provide that debt securities issued thereunder may be issued in global form. If any series of debt securities is issuable in global form, the applicable prospectus supplement or term sheet will describe the circumstances, if any, under which beneficial owners of any such global debt securities may exchange such interests for debt securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal and any premium, additional amounts, and interest on, a global debt security will be payable or deliverable in the manner described in the applicable prospectus supplement or term sheet.

DESCRIPTION OF WARRANTS

     We may issue warrants for the purchase of debt securities, preferred stock, common stock or units of any combination of the foregoing securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement or term sheet relating to the warrants offered thereby. A copy of the form of warrant agreement, including the form of warrant certificates representing the warrants reflecting the provisions to be included in the warrant agreements in which we will enter with respect to particular offerings of warrants, will be filed as an exhibit to this registration statement prior to the issuance of any warrants.

     The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, the warrant agreement relating to such warrants and the warrant certificates, including the following:

• the offering price or prices;

• the aggregate amount of securities that may be purchased upon exercise of such warrants and minimum number of warrants that are exercisable;

• the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

• the date on and after which such warrants and the related securities, if any, will be transferable separately;

• the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

• the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

• the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

• any material risk factors relating to such warrants;

• the identity of the warrant agent; and

• any other terms of such warrants (which shall not be inconsistent with the provisions of the warrant agreement).

     Warrant certificates may be exchanged for new warrant certificates of different denominations, and may (if in registered form) be presented for registration of transfer and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement or term sheet. Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on the securities purchasable upon such exercise or the right to vote such underlying securities.

     Prospective purchasers of warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The prospectus supplement or term sheet relating to any issue of warrants will describe such considerations.

DESCRIPTION OF RIGHTS

     We may issue rights to our stockholders to purchase shares of our common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

     The prospectus supplement will provide the terms of the rights to be issued, including:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the rights; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

     Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock at the exercise price as shall be set forth in the prospectus supplement relating to the rights being offered. Rights may be exercised at any time up to the close of business on the expiration date for the rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

     Rights may be exercised as set forth in the applicable prospectus supplement relating to the rights being offered. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock purchasable upon such exercise. In the event that not all of the rights issued in any rights offering are exercised, we may determine to offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

     We may issue units consisting or two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable as, a single security only, as distinguished from the separate constituent securities comprising such units. When we issue units, we will describe the specific terms of the units in a prospectus supplement including the following:

•	the title of any series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	if applicable, the date on and after which the constituent securities comprising the units will become separately transferable;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material federal income tax considerations; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

     We may sell the securities to or through underwriters, to or through dealers, directly to one or more purchasers, or through agents. The prospectus supplement or term sheet with respect to the securities offered thereby will set forth the terms of the offering of the securities, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and the proceeds to us from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or re-allowed or paid to dealers, and any securities exchanges on which the securities may be listed.

     If underwriters are used in the sale of securities with respect to which this prospectus is delivered, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters or agents. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement or term sheet relating to such offering, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement or term sheet. Unless otherwise set forth in the prospectus supplement or term sheet relating thereto, the obligations of the underwriters or agents to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities if any are purchased. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

     If dealers are used in the sale of securities with respect to which this prospectus is delivered, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement or term sheet relating thereto.

     We may sell securities directly or through agents from time to time at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the securities with respect to which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement or term sheet relating thereto. Unless otherwise indicated in the prospectus supplement or term sheet, any such agent will be acting on a best efforts basis for the period of its appointment.

     In connection with the sale of the securities with respect to which this prospectus is delivered, underwriters or agents may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended.

     If so indicated in the prospectus supplement or term sheet, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price set forth in the prospectus supplement or term sheet pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement or term sheet, and the prospectus supplement or term sheet will set forth the commission payable for solicitation of such contracts.

     Agents, dealers and underwriters may be entitled, under agreements into which they enter with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

     We may also use this prospectus to directly solicit offers to purchase securities. Except as set forth in the applicable prospectus supplement or term sheet, none of our directors, officers or employees will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

     The securities may or may not be listed on a national securities exchange or the NASDAQ Stock Market.

EXPERTS

     The consolidated financial statements and schedules of JMAR Technologies, Inc. as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, incorporated by reference in this prospectus and the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

     The legality of the Securities offered hereby is being passed upon for us by Joseph G. Martinez, Esq., our Vice President and General Counsel. Mr. Martinez is an officer of JMAR and has beneficial ownership of 77,539 shares of our common stock.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Our estimated expenses in connection with the distribution of the securities being registered are as set forth in the following table:

Amount

Securities and Exchange Commission registration fee	$6,250

Printing expenses	2,500

Accounting fees and expenses	500

Legal fees and expenses	2,500

Miscellaneous expenses	250

Total	12,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article V of our bylaws provides that our directors, officers, employees and agents shall be indemnified against liabilities incurred by them while acting in such capacities, including liabilities arising under the Securities Act, except to the extent prohibited by then applicable law. Article V also provides for the advance of expenses incurred in defending any proceeding prior to the final disposition thereof, except to the extent prohibited by then applicable law. The right of indemnification provided shall not be exclusive of any right the party may have by law, or under any agreement, insurance policy, vote of our Board of Directors or stockholders or otherwise. We shall have the power to purchase and maintain insurance on behalf of any indemnifiable party against any liability asserted against or incurred by the indemnifiable party in such capacity.

     Section 145 of the Delaware General Corporation Law generally provides that indemnification will only be available where an officer or director can establish that he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests.

     We maintain a director’s and officer’s liability insurance policy which indemnifies directors and officers for certain losses arising from a claim by reason of a wrongful act, as defined, under certain circumstances, in his capacity as a director or officer of us.

     For a description of the SEC’s position on indemnification, see the last paragraph of Item 17, “Undertakings,” which is incorporated by reference in response to this Item 15.

ITEM 16. EXHIBITS

EXHIBIT
NO.	DESCRIPTION

1.1*	Form of Underwriting Agreement

3.1(1)	Certificate of Incorporation of the Registrant

3.2(1)	Bylaws of the Registrant

3.3(2)	Form of Certificate of Designation of Series A Junior Participating Preferred Stock of Registrant

4.1(1)	Form of Common Stock Certificate

4.2(2)	Rights Agreement, dated as of February 12, 1999

4.3	Form of Indenture

4.4*	Form of Certificate of Designation

4.5*	Form of Preferred Stock Certificate

4.6*	Form of Warrant Agreement

4.7*	Form of Warrant Certificate

5.1*	Opinion of Joseph G. Martinez, Esq., Vice President and General Counsel of the Company

23.1*	Consent of Joseph G. Martinez is included in Exhibit 5.1 hereto.

23.2*	Consent of Arthur Andersen LLP.

24.1	Power of Attorney (see signature page in Part II of this Registration Statement)

25.1*	Statement of Eligibility of Trustee on Form T-1.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

(1)	Incorporated by reference to the exhibit filed with JMAR’s Registration Statement on Form S-1 (No. 33-47390) filed on April 22, 1992 and amended November 23, 1992, January 11, 1993, January 27, 1993, February 9, 1993, February 11, 1993, February 12, 1993 and declared effective on February 16, 1993.

(2)	Incorporated by reference to the exhibit filed with JMAR’s Registration Statement on Form 8-A filed on March 8, 1999.

ITEM 17. UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

            (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d)  The undersigned registrant hereby undertakes that:

            (1)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e)  The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “TIA”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the TIA.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 7th day of August, 2001.

JMAR TECHNOLOGIES, INC.

By:	/s/ DENNIS E. VALENTINE

Dennis E. Valentine, Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors of JMAR Technologies, Inc. and each of us, do hereby constitute and appoint Joseph G. Martinez and Dennis E. Valentine, or any one of them, our true and lawful attorneys and agents, each with power of substitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and to execute any and all instruments for us and in our names in the capacities indicated above, which said attorneys and agents, or any one of them may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on August 7, 2001, in the capacities indicated.

Signature	Title

/s/ JOHN S. MARTINEZ John S. Martinez	Chairman of the Board, Chief Executive Officer and Director

/s/ DENNIS E. VALENTINE Dennis E. Valentine	Chief Financial Officer and Principal Accounting Officer

/s/ JAMES H. BANISTER, JR	Director

James H. Banister, Jr.

/s/ C. NEIL BEER	Director

C. Neil Beer

/s/ VERNON H. BLACKMAN	Director

Vernon H. Blackman

/s/ BARRY RESSLER	Director

Barry Ressler